Exhibit 23.2

                      Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 22, 1995, with respect to the financial statements of Fluor Daniel Environmental Services, Inc. included in the Proxy Statement of Groundwater Technology, Inc. that is made part of the Registration Statement (Form S-4) and Prospectus of Groundwater Technology, Inc. for the registration of new shares of its common stock.

                                      /s/ Ernst & Young LLP

                                          ERNST & YOUNG LLP


Orange County, California
April 1, 1996